Exhibit 26.1


                                   Securities   Act   of  1933   File   No.
          _________
                    (If application to determine eligibility of trustee
                    for delayed offering  pursuant to  Section 305 (b) (2))
          _________________________________________________________________
            _____________________________________________________________

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                  __________________

                                       FORM T-1

            STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                    OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

            CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                       PURSUANT TO SECTION 305(b)(2)___________
                                  __________________

                               THE CHASE MANHATTAN BANK
                                (National Association)
                 (Exact name of trustee as specified in its charter)

                                      13-2633612
                       (I.R.S. Employer Identification Number)

                     1 Chase Manhattan Plaza, New York, New York
                      (Address of  principal executive offices)

                                        10081
                                      (Zip Code)
                                   ________________

                                    CONAGRA, INC.
                 (Exact  name of obligor as specified in its charter)

                                       Delaware
           (State or other jurisdiction of incorporation  or organization)

                                      47-0248710
                         (I.R.S. Employer Identification No.)

                                  One ConAgra Drive
                                   Omaha, Nebraska
                      (Address of principal  executive offices)

                                      68102-5001
                                      (Zip Code)
                          __________________________________
                                   Debt Securities














                         (Title of the indenture securities)
                   _______________________________________________





          Item 1.  General Information.

               Furnish the following information as to the trustee:

               (a) Name and address of each examining or supervising authority to which it is subject.

                    Comptroller of the Currency, Washington, D.C.

                    Board  of   Governors of  The  Federal Reserve  System,
                    Washington, D. C.

               (b)  Whether it is  authorized to exercise   corporate trust
                    powers.

                    Yes.

            Item 2.  Affiliations with the Obligor.

               If the   obligor  is  an affiliate of the  trustee, describe
               each such affiliation.

               The Trustee is not the obligor, nor is the Trustee directly or indirectly controlling, controlled by, or under common control with the obligor.

               (See Note on Page 2.)

          Item 16.  List of Exhibits.

               List   below all exhibits filed as  a part of this statement
               of eligibility.

               *1. -- A copy of the articles of association of the trustee as now in effect . (See Exhibit T-1 (Item
                         12) , Registration No. 33-55626.)
               *2. -- Copies of the respective authorizations of The Chase Manhattan Bank (National Association) and The Chase Bank of New York (National Association) to commence business and a copy of approval of merger of said corporations, all of which documents are still in effect. (See Exhibit T-1 (Item 12), Registration No. 2-67437.)
               *3. -- Copies of authorizations of The Chase Manhattan Bank (National Association) to exercise corporate trust powers, both of which documents are still in effect. (See Exhibit T-1 (Item 12), Registration














                         No. 2-67437).
               *4. -- A copy of the existing by-laws of the trustee. (See Exhibit T-1 (Item 12(a)), Registration No. 33-28806.)
               *5. -- A copy of each indenture referred to in Item 4, if the obligor is in default. (Not applicable).
               *6. -- The consents of United States institutional trustees required by Section 321(b) of the Act. (See Exhibit T-1, (Item 12), Registration No. 22-19019.)
               7. -- A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          ___________________

               *The Exhibits thus designated are incorporated herein by reference. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.



                                 ___________________
                                          1.





                                         NOTE

                    Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base a responsive answer to Item 2 the answer to said Item is based on incomplete information.

                    Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.



                                      SIGNATURE

                    Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The Chase Manhattan Bank (National Association), a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and the State of New York, on the 11th day March, 1994.


















                                      THE CHASE MANHATTAN BANK

                                       (NATIONAL ASSOCIATION)




                                            /s/ Sheik Wiltshire
                                        By  _______________________
                         Sheik Wiltshire
                         Corporate Trust Officer






















                                  _________________
                                          2





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                                      EXHIBIT 7

    REPORT OF CONDITION
    Consolidating domestic and foreign subsidiaries of The Chase Manhattan Bank, N.A.
    of New York in the State of New York, at the close of business on December 31, 1993, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161.














    Charter Number 02370        Comptroller of the Currency Northeastern District
    Statement of Resources and Liabilities

                                        ASSETS                       Thousands
                                                                     of Dollars

    Cash and balances due from depository institutions:
         Noninterest-bearing balances and currency and coin ........ $ 5,778,428
         Interest-bearing balance ..................................   5,431,174
    Securities ......................................................  7,439,029
    Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge
         and Agreement subsidiaries, and in IBFs:
         Federal funds sold .........................................  3,982,649
         Securities purchased under agreements to resell ............          0
    Loans and lease financing receivables:
         Loans and leases, net of unearned income .................. $48,856,930
         LESS: Allowance for loan and lease losses ................. $ 1,065,877
         LESS: Allocated transfer risk reserve .....................           0
                                                                     -----------
    Loans and leases, net of unearned income, allowance, and reserve  47,791,053
    Assets held in trading accounts .................................  6,244,939
    Premises and fixed assets (including capitalized leases) ........  1,617,111
    Other real estate owned .........................................  1,189,024
    Investments in unconsolidated subsidiaries and associated
         companies .................................................      67,637
    Customers' liability to this bank on acceptances outstanding ....    774,020
    Intangible assets ...............................................    354,023
    Other assets ....................................................  3,520,283
                                                                     -----------

    TOTAL ASSETS .................................................... 84,189,415
                                                                     -----------
                                                                     -----------

                                     LIABILITIES

    Deposits:
         In domestic offices ....................................... $34,624,513
              Noninterest-bearing .................. $13,739,371
              Interest-bearing .....................  20,885,142
                                                      -----------
         In foreign offices, Edge and Agreement
         subsidiaries, and IBFs ....................................  30,660,808
              Noninterest-bearing ..................... 2,473,222
              Interest-bearing ....................... 28,187,586
                                                      -----------
    Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
         its Edge and Agreement subsidiaries, and in IBF's:
          Federal funds purchased ...................................   2,829,219
         Securities sold under agreements to repurchase ............      140,462
    Demand notes issued to the U.S. Treasury ........................      25,000
    Other borrowed money ............................................   2,618,185














    Mortgage indebtedness and obligations under capitalized leases ..      41,366
    Bank's liability on acceptances, executed and outstanding .......     780,289
    Subordinated notes and debentures ...............................   2,360,000
    Other liabilities ...............................................   3,697,556
                                                                     -----------

    TOTAL LIABILITIES ............................................... $77,777,398
                                                                     -----------
                                                                     -----------

    Limited-life preferred stock and related surplus ................           0

                                    EQUITY CAPITAL

    Perpetual preferred stock and related surplus ...................           0
    Common stock .................................................... $   910,494
    Surplus .........................................................   4,382,506
    Undivided profits and capital reserves ..........................     920,258
    Net unrealized gains on available-for-sale securities ...........     187,683
    Cumulative foreign currency translation adjustments .............      11,076
                                                                     -----------
    TOTAL EQUITY CAPITAL ............................................   6,412,017
                                                                     -----------

    TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK, AND
         EQUITY CAPITAL ............................................ $84,189,415

    I, Lester J. Stephens, Jr., Senior Vice President and Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.


                                      (Signed) Lester J. Stephens, Jr.

    We the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.


    (Signed) Thomas G. Labrecque
    (Signed) Arthur F. Ryan              Directors
    (Signed) Richard J. Boyle
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